EXHIBIT 10.10


                           EXECUTIVE MEDICAL PLAN OF
                             THE COCA-COLA COMPANY
                                 (PLAN NO. 549)

                            AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 2001

     The Coca-Cola Company (the "Plan Sponsor") adopted The Coca-Cola Company Supplemental Medical Expense Plan on May 4, 1982 (the "Plan"). On August 1, 1989, the Plan Sponsor executed a Plan Instrument effective July 1, 1982. The Plan was further amended effective January 1, 1989 by Amendment No. 1 dated August 1, 1989.

     The Plan Sponsor does hereby amend and restate the Plan in its entirety, effective as of January 1, 2001. This amendment and restatement reflects the renaming of the Plan as the "Executive Medical Plan of The Coca-Cola Company" and the new Insurer for the Group Policy incorporated herein by reference.


1.   Purpose

     The purpose of the Plan is to provide eligible employees of the Plan Sponsor and its participating affiliates with additional financial security in the event of death or disability. An individual shall be treated as an employee under this Plan for any period only if (i) he or she is actually classified during such period by the Plan Sponsor or a participating affiliate on its payroll, personnel and benefits system as an employee, and (ii) he or she is paid for services rendered during such period through the payroll system as distinguished from the accounts payable department of the Plan Sponsor or any participating affiliate. No other individual shall be treated as an employee under this Plan for any period regardless of his or her status during such period as an employee under common law or under any statute.

     The Plan Sponsor intends that the Plan constitute an "employee welfare benefit plan" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and that the Plan be maintained in compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended.

2.   Eligibility Requirements and Benefit Coverages Provided

     Benefits provided under the Plan shall be provided through the purchase and maintenance of one or more Group Insurance Policies (the "Group Policy") which the officers of the Plan Sponsor are authorized to enter into with one or more insurance companies (the "Insurer") with respect to the Plan. Plan requirements respecting eligibility for participation and benefits shall be the requirements as to employees to be insured as set forth in the Group Policy. The persons entitled to benefits under the Plan shall be the employees insured as set forth in the Group Policy and their beneficiaries designated in accordance with the terms, provisions and conditions of the Group Policy. The benefits under the Plan shall be provided by the Group Policy in accordance with the terms, provisions and conditions of the Group Policy. The affiliates of the Plan Sponsor whose employees may participate in the Plan shall be those affiliates specified in the Group Policy.

3.   Plan Administrator

     The Director of Employee Benefits of the Plan Sponsor shall be the Plan Administrator of the Plan. The Plan Administrator may authorize any other person to sign communications and to execute documents on his or her behalf and may delegate such of his or her duties and responsibilities under the Plan as the Plan Administrator considers to be in the best interest of the Plan. The Plan Administrator may employ one or more persons to render advice with respect to any of the Plan Administrator's responsibilities under the Plan.

4.   Named Fiduciary and Administration of the Plan

     (a) The Plan Administrator shall have the exclusive responsibility and complete discretionary authority to control the operation and management of the Plan, with all powers necessary to enable him or her to properly carry out such responsibility, including, but not limited to, the power to construe the terms of this Plan, to determine status, coverage and eligibility for benefits (except to the extent delegated to the Insurer under Section 4(b) of the Plan), and to resolve all interpretive, equitable and other questions that shall arise in the operation and administration of the Plan. All actions and determinations made by the Plan Administrator shall be final, conclusive and binding on all persons.

     (b) Claims for benefits under the Plan are to be submitted to and payment of claims will be made by the Insurer as provided in the Group Policy. A claim which is denied by the Insurer shall be reviewed by the Insurer in accordance with the procedure as provided in the Group Policy, and the decision of the Insurer on any claim shall be final. The Insurer shall be the "named fiduciary" under the Plan for the purpose of such review and all decisions thereon. The Insurer's decision on any claim shall be final, conclusive and binding on all persons. Except as provided in Section 4(c) of the Plan, the Insurer shall have the exclusive responsibility and complete discretionary authority to make all decisions with respect to claims, with all powers necessary to enable it to properly carry out such responsibility, including, but not limited to, the power to construe the terms of the Group Policy, to determine status, coverage and eligibility of claims, and to resolve all interpretive and other questions that shall arise while doing so. All such actions or determinations of the Insurer shall be final, conclusive and binding on all persons.

     (c)  Notwithstanding  Section  4(b),  the Plan  Administrator,  and not the
Insurer, shall have the exclusive responsibility and complete discretionary authority to determine whether an individual has been classified on the Plan Sponsor's or a participating affiliate's payroll, personnel and benefits system for any period as its employee for purposes of this Plan and shall be the "named fiduciary" under the Plan for such purpose. All actions and determinations made by the Plan Administrator in the scope of his or her authority under the Plan shall be final, conclusive and binding on all persons.

5.   Plan Year

     The plan year for the Plan shall coincide with the policy year of the Group Policy.

6.   Financing the Plan

     All Plan benefits shall be funded through the purchase of the Group Policy; provided, however, that any payments made to or credits to the Plan Sponsor in accordance with the experience rating provisions, if any, of the Group Policy shall be the separate property of the Plan Sponsor. Eligible employees covered under the Plan shall make such contributions to the cost of the Group Policy as the Plan Administrator may require from time to time.

7.   Plan Expenses

     All reasonable and proper expenses incurred in administering the Plan shall be paid by the Plan unless the Plan Sponsor, in its absolute discretion, elects to pay any or all of such expenses.

8.   Limitation of Rights

     The Plan shall not give any employee, former employee or dependent any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. Neither the establishment nor the continuance of the Plan shall be construed as giving any employee a right to be continued in the employ of the Plan Sponsor or any affiliate or as interfering with the right of the Plan Sponsor or any affiliate to terminate the employment of any employee at any time.

9.   Failure of Enforcement as Waiver

     The failure of the Plan Sponsor, the Plan Administrator, or the Insurer to enforce at any time any of the provisions of the Plan, or to require at any time performance of any of the provisions of the Plan, shall in no way be construed to be a waiver of such provisions, nor in any way to effect the validity of the Plan or any part thereof or the right of the Plan Sponsor, Plan Administrator, or Insurer to thereafter enforce each and every such provision.

10.  Amendment and Termination of the Plan

     The Plan Administrator may terminate, suspend, amend or modify the Plan in whole or part at any time for any reason (including, without limitation, to reduce or eliminate coverage for one or more groups of individuals and to change or increase at any time the amounts payable by covered persons under the Plan including, without limitation, the amounts of contributions required for Plan coverage), by written action, and any such termination, suspension, amendment or modification may be made retroactively and, further, may be made without advance notice to any person; provided, however, that no amendment to the benefit or other provisions of the Group Policy may be made without the approval of the Insurer.

11.  Applicable Law

     The Plan shall be construed, administered and governed in all respects under and by the laws of the State of Georgia, except to the extent that Federal law is controlling.

     IN WITNESS WHEREOF, the undersigned duly authorized Plan Administrator has executed this amended and restated Plan on the 25 day of June, 2001.

                                        THE COCA-COLA COMPANY



                                        By: /s/ Barbara S. Gilbreath
                                            ----------------------------
                                            Director of Employee Benefits









[2001_Restated_Exec_Med_Plan.doc]

                        APPLICATION FOR GROUP INSURANCE

                                       TO

                      UNITED HEALTHCARE INSURANCE COMPANY
                             Hartford, Connecticut

Employer - The Coca-Cola Company

Address - One Coca-Cola Plaza, Atlanta, Georgia 30313

The Employer applies for a Group Policy to cover its eligible Employees.

Employees of affiliated organizations under common control of the Employer may be covered. The Employer will have to request in writing that they be covered.

The Employees of other affiliated organizations will have coverage started or stopped when the Employer requests the Company in writing to do so. Coverage will start or stop according to the rules of the policy.

The term "Employer" will mean the Employer named above. It will also mean any affiliated organization the Employer has included under the policy.

The Employer will represent any affiliated organizations included under the policy. The Employer will take any required actions for them.

The company identifies the policy as Policy Number GA-195732. The policy includes any and all riders attached to it. The Employer has approved it and accepts its terms.

The policy will take effect on January 1, 2001. Premium payments are required each month.

Any earlier application for the policy is replaced by this application.



Dated at:  Atlanta, Georgia             THE COCA-COLA COMPANY

May 31, 2001
-------------------                     By: /s/ Coretha M. Rushing
                                           --------------------------------
                           Official Title:  Coretha Rushing
                                            Senior Vice President,
                                            Human Resources

Witness: /s/ Sharon Ray
         --------------------

                      United HealthCare Insurance Company

                             450 COLUMBUS BOULEVARD
                             HARTFORD, CONNECTICUT
                                A STOCK COMPANY
                        (Hereinafter called the Company)


Employer - The Coca-Cola Company

           and any affiliated organizations included under this policy.

Policy Number - GA-195732

Effective Date - January 1, 2001

First Policy Anniversary - January 1, 2002

Subsequent Policy Anniversaries - each January 1

State or other Jurisdiction of Issue - Georgia

The Company agrees to insure the Employer's eligible Employees and their eligible Dependents. The Company will do this while this policy stays in force. The Company agrees to pay the benefits of this policy to the Employee. The details of the benefits are shown in the Certificate(s) of Insurance and Notice(s) of Amendment which form a part of the policy.

Premiums

The Employer has applied for this policy and understands that it must pay the required premium to the Company to get the insurance and to keep it in force. The Premium Due Date is the first day of each calendar month.

When This Policy Will Take Effect

This policy will take effect at the Employer's address on the Effective Date above, its date of issue. All periods of time that apply to this policy are deemed to begin and end at 12:01 A.M. at the Employer's address.

United HealthCare Insurance Company witnesses that this policy is executed on its date of issue at Hartford, Connecticut.


                                      /s/ P. A. Michaud
                                      ---------------------------------
                                             Policy Registrar


            Group Health Insurance: Non-Participating Term Insurance Which can be Discontinued by the Company as Described in the Policy


P-CV1, P-Pl1, P-PP2, P-DP1.

                           PLAN OF INSURANCE COVERAGE

1. All of the benefits and provisions in the Certificate(s) of Insurance and Notice(s) of Amendment issued for the Employees shown in Paragraph 3 are included in and made a part of this policy.

2. When a reference to "you" or "your" is made in any Certificate of Insurance or Notice of Amendment, it will be a reference to an insured Employee.

3. The Certificate(s) of Insurance and Notice(s) of Amendment, each identified by a Document Number, the description of the Employees, and the Effective Date(s) of the Certificate(s) of Insurance and Notice(s) of Amendment are shown below. The Effective Date is the date that the benefits and provisions of the Certificate of Insurance or Notice of Amendment are to be included in the policy.

          Employees             Document Number              Effective Date

      All Eligible Employees        03682423                 January 1, 2001

                               POLICY PROVISIONS

                                 Premium Rates

The monthly premium for each insured Employee is as follows:

*    $253.52 for Employee only coverage.

*    $519.19 for Employee plus Spouse coverage.

*    $732.15 for Employee plus Family coverage.


                    The Company's Right to Change the Rates

The Company can change the premium rates on:

*    A Premium Due Date.

*    The date of a change in Plan benefits or provisions.

* The effective date of any change in federal laws or state regulations which affect the Company's obligations under this policy.

The Company also has the right to change the rates retroactive to the Effective Date if an Employee makes a material misrepresentation that affects the conditions under which the policy was issued.

However, the Company may not increase the rates before either of the following times, except for an increase due to a change in the number of Employees, a change in Plan, a change in federal laws or state regulations or Employee misrepresentation:

The first Policy Anniversary.

12 months after a previous increase in premium rates.

The Employer will be notified at least 60 days in advance of any increase in premium rates.

                        Premiums: Where and How Payable

Premium is the money paid by the Employer to the Company for insurance coverage. Premiums are paid at the Home Office or to an authorized agent of the Company. Premiums are paid in advance each month on or before the Premium Due Date except that premiums for each conversion policy or certificate issued during a calendar quarter are paid to the Company quarterly in arrears.

The first premium is due on and must be paid by the Effective Date of the policy.


                       Premium Computation and Adjustment

Premium Computation

Each monthly premium is calculated based on the number of enrollees, each enrollee's coverage classification the Company shows in its records at the time of the calculation and the premium rates then in effect.

The Employer shall notify the Company in writing within 30 days of the effective date of additions, terminations or other changes. The Employer shall notify the Company in writing each month of any changes in the coverage classification of any enrollee.

Premium Adjustment

The Company will make a retroactive adjustment of the premium for any additions, terminations or changes in coverage classification not shown in the Company's records at the time premium is calculated.

No retroactive credit will be made for:

* any change which occurs more than 60 days prior to the date the Employer notifies the Company of the change

* any month in which an individual has received services or supplies under the terms of the policy.

The Employer may notify the Company in writing to end the policy during a time for which premium has been paid. The Company will make an adjustment of the premium to the Employer for the time between the date the policy ends and the end of the period for which premium has been paid.


                              Retrospective Rating

Insurance under this policy is subject to retrospective experience rating. This means that the Company may at the end of any policy year retrospectively reduce, but not increase, the premium for such policy year due to claims experience. The claims experience of the class of business as a whole, of which the Employer is a part, and to the extent allowed by law, the claims experience of each Employer under this policy will be used to determine the premium rates. To the extent allowed by law, the rates may also be based on some or all of the following characteristics of the Employer: age, sex, family status, industry or occupation, size of the Employer, location of the Employer, underwriting classification, duration of coverage since underwriting, health status of covered individuals, benefit plan design, and such other factors as the Company may determine from time to time.


                                  Grace Period

This section applies only to premiums due after the Effective Date of the policy.

If premiums are not paid by a Premium Due Date, the policy will only stay in force for 31 days. The Employer must pay premiums for the time the policy stays in force. If written notice to end the policy is given by the Employer before the end of the 31 days, an adjustment of the premium will be made.


                       Employee's Individual Certificate

The Company will issue Certificates of Insurance and any attachments to the Employer for delivery to each covered Employee. The certificate and any attachments will show all the benefits and provisions of the health insurance plan.


                         Employer's Information Reports

The Company needs certain data. It is used to figure amounts of insurance and premiums. The Employer must give the data when it is requested by the Company.

                      Inspection of Records by the Company

The Company has the right to inspect records of the Employer that relate to the insurance or the premiums. The Company will have this right at all reasonable times.


                                Entire Contract

This policy is governed by the laws of the State or other Jurisdiction of Issue. The entire contract is made up of the following:

*    This policy, including all Certificates and any attachments.

*    The Employer's application,

*    The Employees' applications, if there are any.

Unless there is fraud, all statements made by the Employer or Employees will be considered as statements of fact, not as guarantees.

A covered person's statement can not be used in defense to a claim under the policy unless a copy of the statement has been given to the person.


                                 Clerical Error

Clerical error shall not deprive any person of coverage under the policy or create a right to benefits. Failure to report the termination of a person's coverage shall not continue such coverage beyond the date it is scheduled to end according to the terms of the policy. Upon discovery of a clerical error, any necessary appropriate adjustment in premium shall be made. However, the Company will not make an adjustment in premium or coverage for more than 60 days of coverage prior to the date the Employer notifies the Company of such clerical error.

                                 Modifications

No one can change the policy, any of its conditions or the Premium Due Date without the written consent of the Company.

The Company can change the policy (including the benefits and provisions in the Certificates of Insurance) on a Policy Anniversary. The change must be effective on a uniform basis on all policies which provide the same type of group health product in the small and/or large group market. Employer agreement is not needed.

The policy can also be changed if the Company and the Employer agree. Employee agreement is not needed.

Any change has to agree with the laws of the State or other Jurisdiction of Issue.

Any change has to be signed by an Officer of the Company and attached to this policy before it is valid.

Benefits can not be reduced for an expense incurred before the date of the change.


                    No Replacement for Workers' Compensation

This policy does not replace Workers' Compensation or affect any requirement for Workers' Compensation coverage.



                            Discontinuance of Policy

The policy and all of the insurance ends on the earliest of the following:

* The date the premium is not paid when due. Unless the Employer gives advance written notice to the Company to end the policy, the Grace Period applies. During the Grace Period the policy stays in force for 31 days. The Employer must pay premium for the time the policy stays in force. The Grace Period applies even if the Employer replaces this policy with another plan of insurance but has not given notice to the Company.

* The first Premium Due Date after the Employer gives the Company written notice to end the policy. If the Employer does not give advance notice and the policy ends because the premium is not paid, the Grace Period applies. During the Grace Period the policy stays in force for 31 days. The Employer must pay premium for the time the policy stays in force. The Grace Period applies even if the Employer replaces this policy with another plan of insurance but has not given notice to the Company.

* The date specified by the Company, in advance written notice to the Employer, that the policy is discontinued for one of the following reasons:

       * The Employer has performed an act or practice that is fraud or made an intentional misrepresentation of material fact under the terms of the policy. The Company has the right to rescind this policy back to the effective date.

       * The  Employer  has  failed  to  comply  with  the  Company's   employer
         contribution or group participation rules.

       * The number of Employees changes such that a large employer becomes a small employer. The small employer will be given the option to buy all other group health coverage currently offered by the Company in the small group market.

       * The Company has stopped issuance of the type of group health coverage provided by this policy in a state for the small and/or large group market. The Company will give notice of the discontinuation to the Employer and Employees at least 90 days prior to the date of the discontinuation. The Employer will be given the option to buy all (or, if the Employer is a large employer, any) other health coverage currently offered by the Company.

       * The Company has stopped issuance of all group health coverage in a state for the small and/or large group market. The Company will give notice of the discontinuation to the applicable state authority, the Employer and Employees at least 180 days prior to the date of discontinuation.

* There are no longer any Employees who reside or work in the network service area.

* The terms small employer, small group market, large employer and large group market will have the meaning given to them under applicable state or federal law.


                                 END OF POLICY

                      UNITED HEALTHCARE INSURANCE COMPANY

CERTIFICATE OF COVERAGE

This Certificate of Coverage ("Certificate") sets forth your rights and obligations under this coverage. It is important that you READ YOUR CERTIFICATE CAREFULLY and familiarize yourself with its terms and conditions.

The Policy provides payment for certain medical expenses not otherwise covered under The Health Benefit Plan of The Coca-Cola Company or under any other health benefit plan in which you are enrolled. See the definition of Covered Health Service in Section 1 and Section 8 "Covered Health Services".

United Healthcare Insurance Company ("Company") agrees with the Enrolling Group to provide Coverage to you and your Dependents, subject to the terms, conditions, exclusions and limitations of the Policy. The Policy is issued on the basis of the Enrolling Group's application and payment of the required Policy Charges. The Enrolling Group's application is made a part of the Policy.

The Company shall not be deemed or construed as an employer for any purpose with respect to the administration or provision of benefits under the Enrolling Group's benefit plan. The Company shall not be responsible for fulfilling any duties or obligations of an employer with respect to the Enrolling Group's benefit plan.

The Policy shall take effect on the date specified and will be continued in force by the timely payment of the required Policy Charges when due, subject to termination of the Policy as provided. All Coverage under the Policy shall begin at 12:01 a.m. and end at 12:00 midnight at the Enrolling Group's address.

The Policy is delivered in the State of Georgia and is governed by ERISA.





IN4                                                                       2

                               TABLE OF CONTENTS

Section 1       Definitions                                             3



Section 2       Eligibility and Effective Date of Coverage              6

Section 3       Termination of Coverage                                 6

Section 4       Reimbursement                                           7

Section 5       General Provisions                                      9

Section 6       Coordination of Benefits                                10

Section 7       Continuation of Coverage                                16

Section 8       Covered Health Services                                 19

Section 9       General Exclusions                                      20






TC

SECTION 1

DEFINITIONS

This section defines the terms used throughout this Certificate and is not intended to describe covered or uncovered services.

"Amendment" - any attached description of additional or alternative provisions to the Policy. Amendments are effective only when signed by the Company. Amendments are subject to all conditions, limitations and exclusions of the Policy except for those which are specifically amended.

"Calendar Year Maximum" - the maximum amount of Covered Medical Expenses the Plan Sponsor will pay during any calendar year period of January 1 through December 31.

"Covered Health Services" - Copayments, coinsurance, and annual deductible charges that are assessed to you in connection with services covered under The Coca-Cola Company Health Benefit Plan.

"Coverage" or "Covered" - the entitlement by a Covered Person to reimbursement for Health Services covered under the Policy, subject to the terms, conditions, limitations and exclusions of the Policy. Health Services must be incurred (1) when the Policy is in effect; and (2) prior to the date that any of the individual termination conditions of Section 3.1 occur; and (3) only when the recipient is a Covered Person and meets all eligibility requirements specified in the Policy.

"Covered Person" - either the Subscriber or an Enrolled Dependent, but applies only while Coverage of such person under the Policy is in effect. References to "you" and "your" throughout this Certificate are references to a Covered Person.

"Dependent" -

* Your lawful spouse. Legally separated spouses are not considered eligible family members. Common-law spouses are not considered eligible family members unless they live in a state that recognizes common-law marriages.

*    Same-sex domestic partners who:

     * is an individual who is the same-sex as the associate;

     * is at least 18 years old;

     * is neither married to anyone else nor is the domestic partner of anyone other than the associate;

     * is the associate's sole same-sex domestic partner and intends to remain so indefinitely;


    DE4                                 4

     * lives with the associate in the same permanent residence;

     * is jointly responsible, with the associate, for each other's welfare and basic living expenses ("financial interdependence");

     * is competent to enter a binding contract under the law; and

     * is not related to the associate in a blood relationship that would bar marriage under the law for opposite sex couples;

* Your unmarried dependent children under the age of 19 if the child is dependent upon you for financial support and maintenance;

* Your unmarried children under the age of 24 who are registered students in regular full-time attendance (at least 12 credit hours) at an accredited secondary school, college, university, or vocational or trade school and who primarily depend on you for financial support and maintenance; and

* Your disabled children who were covered under the plan and disabled at the time their dependent coverage would otherwise have ended because of reaching the maximum age, who are incapable of self-support due to a physical or mental incapacity. Proof of total disability must be furnished within 31 days after the date on which your child's coverage would normally cease and from time to time thereafter as requested by the Company.


"Eligible Expenses" - Eligible Expenses are calculated by the Company based on available data resources of competitive fees in that geographic area.

Eligible Expenses must not exceed the fees that the provider would charge any similarly situated payor for the same services.

Eligible Expenses are determined solely in accordance with Our reimbursement policy guidelines. We develop Our reimbursement policy guidelines, in Our discretion, following evaluation and validation of all provider billings in accordance with one or more of the following methodologies:

* as indicated in the most recent edition of the Current Procedural Terminology (publication of the American Medical Association);

*    as reported by generally recognized professionals or publications;

*    as utilized for Medicare;

*    as determined by medical staff and outside medical consultants;

*    pursuant to other appropriate source or determination that We accept.

"Eligible Person" - (1) an employee of the Enrolling Group; or (2) other person who meets the eligibility requirements specified in both the application and the Policy.

"Enrolled Dependent" - a Dependent who is properly enrolled for Coverage

DE4
under the policy.

"Enrolling Group" - the employer or other defined or otherwise legally constituted group to whom the Policy is issued.

"Experimental, Investigational or Unproven Services" - medical, surgical, diagnostic, psychiatric, substance abuse or other health care services, technologies, supplies, treatments, procedures, drug therapies or devices that, at the time the Company makes a determination regarding coverage in a particular case, is determined to be:

A. not approved by the U.S. Food and Drug Administration ("FDA") to be lawfully marketed for the proposed use and not identified in the American Hospital Formulary Service or the United States Pharmacopoeia Dispensing Information as appropriate for the proposed use; or

B. subject to review and approval by any institutional review board for the proposed use; or

C. the subject of an ongoing clinical trial that meets the definition of a Phase 1, 2 or 3 clinical trial set forth in the FDA regulations, regardless of whether the trial is actually subject to FDA oversight; or

D. not demonstrated through prevailing peer-reviewed medical literature to be safe and effective for treating or diagnosing the condition or illness for which its use is proposed.

The Company, in its judgment, may deem an Experimental, Investigational or Unproven Service a Covered Health Service for treating a life threatening Sickness or condition if it is determined by the Company that the Experimental, Investigational or Unproven Service at the time of the determination:

A.   is safe with promising efficacy;

B.   is provided in a clinically controlled research setting; and

C. uses a specific research protocol that meets standards equivalent to those defined by the National Institutes of Health.

(For the purpose of this definition, the term "life threatening" is used to describe Sicknesses or conditions that are more likely than not to cause death within one year of the date of the request for treatment.)

"Full-time Student" - a dependent enrolled in at least 12 credit hours as an accredited secondary school, college, university, or vocational or trade school and whom primarily depend on you for financial support and maintenance.

"Health Services" - the health care services and supplies Covered under the Policy, except to the extent that such health care services and supplies are limited or excluded.

"Physician" - any Doctor of Medicine, "M.D.," or Doctor of Osteopathy, "D.O.," who is duly licensed and qualified by law. Note: Any duly licensed podiatrist,


DE4
dentist, psychologist, chiropractor, optometrist or other provider who acts within the scope of his or her license will be considered on the same basis as a Physician. Designation of a provider as a Physician does not mean that Benefits are available.

"Policy" - the group Policy, the application of the Enrolling Group. Amendments and Riders which constitute the agreement regarding the benefits, exclusions and other conditions between the Company and the Enrolling Group.

"Rider" - any attached description of Health Services Covered under the Policy. Health Services provided by a Rider may be subject to payment of additional Premiums. Riders are effective only when signed by the Company and are subject to all conditions, limitations and exclusions of the Policy except for those that are specifically amended.

"Subscriber" - an Eligible Person who is properly enrolled for Coverage under the Policy. The Subscriber is the person who is not a Dependent on whose behalf the Policy is issued to the Enrolling Group.


SECTION 2

EFFECTIVE DATE OF COVERAGE


Section 2.1 Effective Date of Coverage. Coverage for you and any of your Dependents is effective on the date specified in the Policy. In no event is there Coverage for Health Services rendered or delivered before the effective date of Coverage.

Section 2.2 Coverage for a New Eligible Person. Coverage for you and any of your Dependents shall take effect on the date specified in the Policy. Employees and their eligible dependents must enroll for coverage within 31 days from when they first became eligible.

Section 2.3 Coverage for a Newly Eligible Dependent. Coverage for a new Dependent acquired by reason of birth, legal adoption, placement for adoption, court or administrative order, or marriage shall take effect on the date of the event. Coverage is effective only if the Company receives any required Premium and is notified of the event within 31 days.


SECTION 3


TERMINATION OF COVERAGE

Section 3.1 Conditions for Termination of an Eligible Person's Coverage Under the Policy. The Company may, at any time, discontinue this benefit plan and/or all similar plans for the reasons specified in the Policy. When your



DE4

Coverage  terminates,  you may have  continuation  privileges  as  described  in
Section 7 or as provided under other applicable federal and/or state law.

Your Coverage, including coverage for Health Services rendered after the date of termination for medical conditions arising prior to the date of termination, shall automatically terminate on the earliest of the dates specified below.

A.   The date the entire Policy is terminated, as specified in the Policy.

B.   The date you cease to be eligible.

C. The date the Company receives written notice from the Enrolling Group the Company to terminate Coverage or the date requested in such notice, if later.

Section 3.2 Extended Coverage for Handicapped Dependent Children. Coverage for your disabled children who were covered under the plan and disabled at the time their dependent coverage would have otherwise ended because of reaching the maximum age, who are incapable of self-support due to a physical or mental incapacity. Proof of total disability must be furnished within 31 days after the date on which your child's coverage would normally cease and from time to time thereafter as requested by the claims administrator.

Section 3.3 Payment and Reimbursement Upon Termination. Termination of Coverage shall not affect any request for reimbursement of Eligible Expenses for Health Services rendered prior to the effective date of termination. Your request for reimbursement must be furnished as required in Section 4.

SECTION 4

REIMBURSEMENT

Section 4.1 Reimbursement of Eligible Expenses.  The Company shall reimburse you
for  Eligible  Expenses  subject  to  the  terms,  conditions,   exclusions  and
limitations of the Policy and as described in 4.4

Section 4.2 Filing Claims for Reimbursement of Eligible Expenses. You are responsible for submitting a claim to the Company's office, on a form provided by or satisfactory to the Company. Claims should be submitted within 90 days after date of service. Unless you are legally incapacitated, failure to provide this information to the Company within 1 year of the date of service shall cancel or reduce Coverage for the Health Service.

Subject to written authorization from you, all or a portion of any Eligible Expenses due may be paid directly to the provided of the Health Services instead of being paid to you.

Written proof of loss should be given to the Company within 90 days after the date of the loss. If it was not reasonably possible to give written proof in the time


TE(99)
                                        8
required, the Company will not reduce or deny the claim for this reason. However, proof must be filed as soon as reasonably possible, but no later than one year after the date of service.

It is not necessary to include a claim form with the proof of loss. If you would like to use a claim form, contact the Company and a claim form will be sent to you. If you do not receive the claim form within 15 days of your request, send in the proof of loss with the following information:

        A.      Your name and address

        B.      Patient's name and age

        C.      Number stated on Your ID card

        D.      The name and address of the provider of the service(s)

        E.      A diagnosis from the Physician

        F. Itemized bill which includes the CPT codes or description of each charge

        G.      Date Injury or Sickness began

        H. A statement indicating either that You are, or You are not, enrolled for coverage under any other health insurance plan or program. If You are enrolled for other coverage You must include the name of the other carrier(s).


Section 4.3 Payment of Claims. Benefits are payable within 45 days after the Company receives acceptable proof of loss. Benefits will be paid to you unless:

A. the provider notifies the Company that your signature is on file assigning benefits directly to that provider; or

B.   you make a written request at the time the claim is submitted.

Section 4.4 Limitation of Action for Reimbursement. You do not have the right to bring any legal proceeding or action against the Company to recover reimbursement until 90 days after you have properly submitted a request for reimbursement, as described above. If you do not bring such legal proceeding or action against the Company within 3 years of the expiration date, you forfeit your rights to bring any action against the Company.



RE4

SECTION 5

GENERAL PROVISIONS


Section 5.1 Entire Policy. The Policy, including the Certificate of Coverage as Attachment A, the application, Amendments and Riders, constitutes the entire Policy. All statements made by the Enrolling Group or by a Subscriber shall, in the absence of fraud, be deemed representations and not warranties.

Section 5.2 Time Limit on Certain Defenses. No statement, except a fraudulent statement, made by the Enrolling Group shall be used to void the Policy after it has been in force for a period of two years.

Section 5.3 Amendments and Alterations. Amendments to the Policy are effective upon 31 days written notice to the Enrolling Group. Riders are effective on the date specified by the Company. No change will be made to the Policy unless it is made by an Amendment or a Rider which is signed by an officer of the Company. No agent has authority to change the Policy or to waive any of its provisions.

Section 5.4 Relationship Between Parties. The relationships between the Company and providers and relationships between the company and Enrolling Groups, are solely contractual relationships between independent contractors. Network providers and Enrolling Groups are not agents or employees of the Company, nor is the Company or any employee of the Company an agent or employee of providers or Enrolling Groups.

The relationship between a provider and any Covered Person is that of provider and patient. The provider is solely responsible for the services provided to any Covered Person.

The relationship between the Enrolling Group and Covered Persons is that of employer and employee, Dependent or other Coverage classification as defined in the Policy. The Enrolling Group is solely responsible for enrollment and Coverage classification changes (including termination of a Covered Person's Coverage through the Company), for the timely payment of the Policy Charge to the Company, and for notifying Covered Persons of the termination of the Policy.

Section 5.5 Records. You must furnish the Company with all information and proofs which it may reasonably require regarding any matters pertaining to the Policy.

By accepting Coverage under the Policy, you authorize and direct any person or institution that has provided services to you, to furnish the Company any and all information and records or copies of records relating to the services provided to you. The Company has the right to request this information at any reasonable time. This applies to all Covered Persons, including Enrolled Dependents whether or not they have signed the Subscriber's enrollment form.

GP(99)
                                       10

The Company agrees that such information and records will be considered confidential. The Company has the right to release any and all records concerning health care services which are necessary to implement and administer the terms of the Policy or for appropriate medical review or quality assessment.

The Company is permitted to charge you reasonable fees to cover costs for completing requested medical abstracts or forms which you have requested.

In some cases, the Company will designate other persons or entities to request records or information from or related to you and to release those records as necessary. The Company's designees have the same rights to this information as does the Company.

During and after the term of the Policy, the Company and its related entities may use and transfer the information gathered under the Policy for research and analytic purposes.

Section 5.6 ERISA. When the Policy is purchased by the Enrolling Group to provide benefits under a welfare plan governed by the Employee Retirement Income Security Act 29 U.S.C. [Section] 1001 et seq., the Company is not the plan administrator or named fiduciary of the welfare plan, as those terms are used in ERISA.

Section 5.7 Clerical Error. If a clerical error or other mistake occurs, that error shall not deprive you of Coverage under the Policy. A clerical error also does not create a right to benefits.

Section 5.8 Notice. When the Company provides written notice regarding administration of the Policy to an authorized representative of the Enrolling Group, that notice is deemed notice to all affected Subscribers and their Enrolled Dependents. The Enrolling Group is responsible for giving notice to Covered Persons.

Section 5.9 Workers' Compensation Not Affected. The Coverage provided under the Policy does not substitute for and does not affect any requirements for coverage by workers' compensation insurance.

Section 5.10 Conformity with Statutes. Any provision of the Policy which, on its effective date, is in conflict with the requirements of state or federal statutes or regulations (of the jurisdiction in which delivered) is hereby amended to conform to the minimum requirements of such statutes and regulations.

SECTION 6

COORDINATION OF BENEFITS

Section 6.1 Coordination of Benefits Applicability. This coordination of benefits (COB) provision applies when a person has health care coverage under

GP(99)
                                       11
more than one Coverage Plan.  "Coverage Plan" is defined below.

The order of benefit determination rules below determine which Coverage Plan will pay as the primary Coverage Plan. The primary Coverage Plan that pays first pays without regard to the possibility that another Coverage Plan may cover some expenses. A secondary Coverage Plan pays after the primary Coverage Plan and may reduce the benefits it pays so that payments from all group Coverage Plans do not exceed 100% of the total allowable expense.

Section 6.2 Definitions. For purposes of Section 6, terms are defined as follows:

A. A "Coverage Plan" is any of the following that provides benefits or services for medical or dental care or treatment. However, if separate contracts are used to provide coordinated coverage for members of a group, the separate contracts are considered parts of the same Coverage Plan and there is no COB among those separate contracts.

     1. "Plan" includes: group insurance, closed panel or other forms of group or group-type coverage (whether insured or uninsured); medical care components of group long-term care contracts, such as skilled nursing care; medical benefits under group or individual automobile contracts; and Medicare or other governmental benefits, as permitted by law.

     2. "Plan" does not include: individual or family insurance; closed panel or other individual coverage (except for group-type coverage); school accident type coverage; benefits for non-medical components of group long-term care policies; Medicare supplement policies, Medicaid policies and coverage under other governmental plans, unless permitted by law.

     Each contract for coverage under (1) or (2) is a separate Coverage Plan. If a Coverage Plan has two parts and COB rules apply only to one of the two, each of the parts is treated as a separate Coverage Plan.

B. The order of benefit determination rules determine whether this Coverage Plan is a "primary Coverage Plan" or "secondary Coverage Plan" when compared to another Coverage Plan covering the person.

     When this Coverage Plan is primary, its benefits are determined before those of any other Coverage Plan and without considering any other coverage Plan's benefits. When this Coverage Plan is secondary, its benefits are determined after those of another Coverage Plan and may be reduced because of the primary Coverage Plan's benefits.

C. "Allowable expense" means a health care service or expense, including deductibles and copayments, that is covered at least in part by any of the Coverage Plans covering the person. When a Coverage Plan provides benefits in the form of services, (for example an HMO) the reasonable

CB(99)
     cash value of each service will be considered an allowable expense and a benefit paid. An expense or service that is not covered by any of the Coverage Plans is not an allowable expense. The following are examples of expenses or services that are not allowable expenses:

     1. If a covered person is confined in a private hospital room, the difference between the cost of a semi-private room in the hospital and the private room, (unless the patient's stay in a private hospital room is medically necessary in terms of generally accepted medical practice, or one of the Coverage Plans routinely provides coverage for hospital private rooms) is not an allowable expense.

     2. If a person is covered by 2 or more Coverage Plans that compute their benefit payments on the basis of reasonable and customary fees, any amount in excess of the highest of the reasonable and customary fees for a specific benefit is not an allowable expense.

     3. If a person is covered by 2 or more Coverage Plans that provide benefits or services on the basis of negotiated fees, an amount in excess of the highest of the negotiated fees is not an allowable expense.

     4. If a person is covered by one Coverage Plan that calculates its benefits or services on the basis of reasonable and customary fees and another Coverage Plan that provides its benefits or services on the basis of negotiated fees, the primary Coverage Plan's payment arrangements shall be the allowable expense for all Coverage Plans.

     5. The amount a benefit is reduced by the primary Coverage Plan because a covered person does not comply with the Coverage Plan provisions. Examples of these provisions are second surgical opinions, precertification of admissions, and preferred provider arrangements.

D. "Claim determination period" means a calendar year. However, it does not include any part of a year during which a person has no coverage under this Coverage Plan, or before the date this COB provision or a similar provision takes effect.

E. "Closed panel Coverage Plan" is a Coverage Plan that provides health benefits to covered persons primarily in the form of services through a panel of providers that have contracted with or are employed by the Coverage Plan, and that limits or excludes benefits for services provided by other provider, except in cases of emergency or referral by a panel member.

F. "Custodial parent" means a parent awarded custody by a court decree. In the absence of a court decree, it is the parent with whom the child resides

CB(99)
     more than one half of the calendar year without regard to any temporary visitation.


Section 6.3 Order of Benefit Determination Rules. When two or more Coverage Plans pay benefits, the rules for determining the order of payment are as follows:

A. The primary Coverage Plan pays or provides its benefits as if the secondary Coverage Plan or Coverage Plans did not exist.

B. A Coverage Plan that does not contain a coordination of benefits provision that is consistent with this provision is always primary. There is one exception: coverage that is obtained by virtue of membership in a group that is designed to supplement a part of a basic package of benefits may provide that the supplementary coverage shall be excess to any other parts of the Coverage Plan provided by the contract holder. Examples of these types of situations are major medical coverages that are superimposed over base Coverage Plan hospital and surgical benefits, and insurance type coverages that are written in connection with a closed panel Coverage Plan to provide out-of-network benefits.

C. A Coverage Plan may consider the benefits paid or provided by another Coverage Plan in determining its benefits only when it is secondary to that other Coverage Plan.

D. The first of the following rules that describes which Coverage Plan pays its benefits before another Coverage Plan is the rule to use.

     1. Non-Dependent or Dependent. The Coverage Plan that covers the person other than as a dependent, for example as an employee, member, subscriber or retiree is primary and the Coverage Plan that covers the person as a dependent is secondary. However, if the person is a Medicare beneficiary and, as a result of federal law, Medicare is secondary to the Coverage Plan covering the person as a dependent; and primary to the Coverage Plan covering the person as other than a dependent (e.g. a retired employee); then the order of benefits between the two Coverage Plans is reversed so that the Coverage Plan covering the person as an employee, member, subscriber or retiree is secondary and the other Coverage Plan is primary.

     2. Child Covered Under More Than One Plan. The order of benefits when a child is covered by more than one Coverage Plan is:

          a. The primary Coverage Plan is the Coverage Plan of the parent whose birthday is earlier in the year if:

               1)   the parents are married;

               2)   the parents are not separated (whether or not they

CB(99)
                  ever have been married;  or
               3) a court decree awards joint custody without specifying that one party has the responsibility to provide health care coverage.

               If both parents have the same birthday, the Coverage Plan that covered either of the parents longer is primary.

          b. If the specific terms of a court decree state that one of the parents is responsible for the child's health care expenses or health care coverage and the Coverage Plan of that parent has actual knowledge of those terms, that Coverage Plan is primary. This rule applies to claim determination periods or Coverage Plan years commencing after the Coverage Plan is given notice of the court decree.

          c. If the parents are not married, or are separated (whether or not they ever have been married) or are divorced, the order of benefits is:

               1)   the Coverage Plan of the custodial parent;

               2)   the Coverage Plan of the spouse of the custodial parent;

               3)   the Coverage Plan of the noncustodial parent; and then

               4)   the Coverage Plan of the spouse of the noncustodial parent.

     3. Continuation coverage. If a person whose coverage is provided under a right of continuation provided by federal or state law also is covered under another Coverage Plan, the Coverage Plan covering the person as an employee, member, subscriber or retiree (or as that person's dependent) is primary, and the continuation coverage is secondary. If the other Coverage Plan does not have this rule, and if, as a result, the Coverage Plans do not agree on the order of benefits, this rule is ignored.

     4. Longer or shorter length of coverage. The Coverage Plan that covered the person as an employee, member, subscriber or retiree longer is primary.

     5. If the preceding rules do not determine the primary Coverage Plan, the allowable expenses shall be shared equally between the Coverage Plans meeting the definition of Coverage Plan under this provision. In addition, this Coverage Plan will not pay more than it would have paid had it been primary.

CB(99)

Section 6.4  Effect on the Benefits of This Coverage Plan.

A. When this Coverage Plan is secondary, it may reduce its benefits so that the total benefits paid or provided by all Coverage Plans during a claim determination period are not more than 100 percent of total allowable expenses. The difference between the benefit payments that this Coverage Plan would have paid had it been the primary Coverage Plan, and the benefit payments that it actually paid or provided shall be recorded as a benefit reserve for the covered person and used by this Coverage Plan to pay any allowable expenses, not otherwise paid during the claim determination period. As each claim is submitted, this Coverage Plan will:

     1. determine its obligation to pay or provide benefits under its contract;

     2. determine whether a benefit reserve has been recorded for the covered person; and

     3. determine whether there are any unpaid allowable expenses during that claims determination period.

          If there is a benefit reserve, the secondary Coverage Plan will use the covered person's benefit reserve to pay up to 100% of total allowable expenses incurred during the claim determination period. At the end of the claims determination period, the benefit reserve returns to zero. A new benefit reserve must be created for each new claim determination period.

B. If a covered person is enrolled in two or more closed panel Coverage plans and if, for any reason, including the provision of service by a non-panel provider, benefits are not payable by one closed panel Coverage Plan, COB shall not apply between that coverage Plan and other closed panel Coverage Plans.

Section 6.5 Right to Receive and Release Needed Information. Certain facts about health care coverage and services are needed to apply these COB rules and to determine benefits payable under this Coverage Plan and other Coverage Plans. The Company may get the facts it needs from or give them to other organizations or persons for the purpose of applying these rules and determining benefits payable under this Coverage Plan and other Coverage Plans covering the person claiming benefits. The Company need not tell, or get the consent of, any person to do this. The company need not tell, or get the consent of, any person to do this. Each person claiming benefits under this Coverage Plan must give the Company any facts it needs to apply those rules and determine benefits payable. If you do not provide the Company the information it needs to apply these rules and determine the benefits payable, your claim for benefits will be denied.


CB(99)

Section 6.6 Payments Made. A payment made under another Coverage Plan may include an amount that should have been paid under this Coverage Plan. If it does, the Company may pay that amount to the organization that made the payment. That amount will then be treated as though it were a benefit paid under this Coverage Plan. The Company will not have to pay that amount again. The term "payment made" includes providing benefits in the form of services, in which case "payment made" means reasonable cash value of the benefits provided in the form of services.

Section 6.7 Right of Recovery. If the amount of the payments made by the Company is more than it should have paid under this COB provision, it may recover the excess from one or more of the persons it had paid or for whom it has paid; or any other person or organization that may be responsible for the benefits or services provided for the covered person. The "amount of the payments made" includes the reasonable cash value of any benefits provided in the form of services.

SECTION 7

CONTINUATION OF COVERAGE

Section 7.1 Continuation Coverage. A Covered Person whose Coverage ends under the Policy may be entitled to elect continuation Coverage in accordance with federal law (under COBRA) and as outlined in Sections 9.2 through 9.4 below [or in accordance with state law and as outlined in Sections 9.5 - 9.7 below].

Continuation  Coverage under COBRA (Consolidated  Omnibus Budget  Reconciliation
Act) shall apply only to Enrolling Groups which are subject to the provisions of COBRA. Covered Persons should contact the Enrolling Group's plan administrator to determine if he or she is entitled to continue Coverage under COBRA. For the purpose of continuation Coverage under COBRA, a newborn child of a Subscriber or a child placed for adoption with the Subscriber during the period of continuation coverage shall be considered on the same basis as a Subscriber.

Continuation Coverage for Covered Persons who selected continuation coverage under a prior plan which was replaced by Coverage under the Policy shall terminate as scheduled under the prior plan or in accordance with the terminating events set forth in Section 9.4 below, whichever is earlier.

In no event shall the Company be obligated to provide continuation Coverage to a Covered Person if the Enrolling Group or its designated plan administrator fails to perform its responsibilities under federal law. These responsibilities include but are not limited to notifying the Covered Person in a timely manner of the right to elect continuation Coverage and notifying the Company in a timely manner of the Covered Person's election of continuation Coverage.


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It is the  Subscriber's  responsibility  to notify the Enrolling Group within 60 days of the date an Enrolled Dependent loses eligibility due to divorce or due to an Enrolled Dependent child losing eligibility (i.e. reaching the limiting age or failing to meet the criteria of a Full-time Student.) If you fail to notify the Enrolling Group of these events within the 60 day period, the Enrolling Group and its designated plan administrator are not obligated to provide continuation Coverage for that Enrolled Dependent.

The Company is not the Enrolling Group's designated Plan Administrator and does not assume any responsibilities of a Plan Administrator pursuant to federal law.

A Covered Person whose Coverage would otherwise end under the Policy may be entitled to elect continuation Coverage in accordance with federal law, as outlined in Sections 9.2 through 9.4 below.

Section 7.2 Qualifying Events for Continuation Coverage Under Federal Law. If the Covered Person's Coverage terminated due to one of the following qualifying events, he or she is entitled to continue Coverage. The Covered Person may elect the same Coverage that he or she had at the time of the qualifying event.


A. Termination of the Subscriber from employment with the Enrolling Group or reduction of hours, for any reason other than gross misconduct; or

B.   death of the Subscriber; or

C.   divorce or legal separation of the Subscriber; or

D.   loss of eligibility by an Enrolled Dependent who is a child; or

E.   entitlement of the Subscriber to Medicare benefits; or

F. the Enrolling Group filing for bankruptcy, under Title XI, United States Code, on or after July 1, 1986, but only for a retired Subscriber and his or her Enrolled Dependents. This is also a qualifying event for any retired Subscriber and his or her Enrolled Dependents if there is a substantial elimination of coverage within one year before or after the date the bankruptcy was filed.

Section 7.3 Notification Requirements and Election Period for Continuation Coverage Under Federal Law. The Covered Person must notify the Enrolling Group's designated plan administrator within 60 days of his or her divorce, legal separation or loss of eligibility as an Enrolled Dependent. A Covered Person who is continuing Coverage under Federal Law must notify the Enrolling Group's designated plan administrator within 60 days of the birth or adoption of a child.

Continuation must be elected by the later of 60 days after the Covered Person's qualifying event occurs; or 60 days after the Covered Person receives notice of

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the continuation right from the Enrolling Group's designated plan administrator.

A Covered Person whose  Coverage was  terminated due to a qualifying  event must
pay  the  initial  Premium  due  to  the  Enrolling   Group's   designated  plan
administrator on or before the 45th day after electing continuation.

Section 7.4 Terminating Events for Continuation Coverage Under Federal Law. Continuation under the Policy will end on the earliest of the following dates:

A. Eighteen months from the date continuation began for a Covered Person whose Coverage ended because employment was terminated or hours were reduced, in accordance with qualifying event (A) described in Section 9.2. A Covered Person who is disabled at the time of the qualifying event or within the first 60 days of continuation Coverage may extend continuation Coverage to a maximum of 29 months as described below.

     A Covered Person who is disabled at the date of qualifying event (A) or within the first 60 days of continuation Coverage for qualifying event (A) must provide notice of such disability within 60 days after the determination of the disability, and in no event later than the end of the first 18 months, in order to extend Coverage beyond 18 months. If such notice is provided, the Covered Person's Coverage may be extended up to a maximum of 29 months from the date of qualifying event (A) or until the first month that begins more than 30 days after the date of any final determination that the qualified beneficiary is no longer disabled. Each Covered Person must provide notice of any final determination that the qualified beneficiary is no longer disabled within 30 days of such determination.

B. Thirty-six months from the date continuation began for an Enrolled Dependent whose Coverage ended because of the death of the Subscriber, divorce or legal separation of the Subscriber, loss of eligibility by an Enrolled Dependent who is a child or entitlement of the Subscriber to Medicare benefits, in accordance with qualifying events (B), (C), (D) or
     (E) described in Section 9.2.

C. The date Coverage terminates under the Policy for failure to make timely payment of the Premium.

D. The date, after electing continuation Coverage, that coverage is first obtained under any other group health plan. If such coverage contains a limitation or exclusion with respect to any preexisting condition of the Covered Person, continuation shall end on the date such limitation or exclusion ends. The other group health coverage shall be primary for all health services except those health services that are subject to the preexisting condition limitation or exclusion.


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E.   The date,  after electing  continuation  Coverage,  that the Covered Person first becomes entitled to Medicare, except that this shall not apply in the event the Covered Person's Coverage was terminated because the Enrolling
     Group filed for bankruptcy, in accordance with qualifying event (F) described in Section 9.2.

F.   The date the entire Policy ends.

G.   The date Coverage would otherwise terminate under the Policy.

If a Covered Person is entitled to 18 months of continuation and a second qualifying event occurs during that time, the Covered Person's Coverage may be extended up to a maximum of 36 months from the date Coverage ended because employment was terminated or hours were reduced, in accordance with qualifying event (A) described in Section 9.2. If a Covered Person is entitled to continuation because the Enrolling Group filed for bankruptcy, in accordance with qualifying event (F) described in Section 9.2 and the retired Subscriber dies during the continuation period, the Enrolled Dependents shall be entitled to continue Coverage for 36 months from the date of death. Terminating events
(B) through (G) described in this Section 9.4 shall apply during the extended continuation period.

Continuation Coverage for Enrolled Dependents of a Subscriber whose continuation Coverage terminates because the Subscriber becomes entitled to Medicare may be extended for an additional period of time. Such Covered Persons should contact the Enrolling Group's designated plan administrator for information regarding the continuation period.


SECTION 8

COVERED HEALTH SERVICES

The Company will pay for 100% of the Covered Health Expenses incurred by a Covered Person during the time he or she is enrolled under the Coverage. The amount the Company will pay is subject to the Calendar Year Maximum.

The "Calendar Year Maximum" that the Company will pay for Covered Health Services is $30,000 for each Covered Person.

The Company will pay for Covered Health Services for medical care that consist of Copayments, coinsurance, and annual deductible charges that are assessed to you in connection with services covered under The Coca-Cola Company Health Benefit Plan.





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SECTION 9

GENERAL EXCLUSIONS

A. Expenses for services or supplies that do not meet the definition of a Covered Health Service.

B. Personal comfort and convenience items or services such as television, telephone, barber or beauty service, guest service and similar incidental services and supplies.

C. Surrogate parenting. Health services and associated expenses for sex transformation operations.

D. Health services for treatment of military service-related disabilities, when the Covered Person is legally entitled to other coverage and facilities are reasonably available to the Covered Person.

E. Devices used specifically as safety items or to affect performance primarily in sports-related activities; all expenses related to physical conditioning programs such as athletic training, body-building, exercise, fitness, flexibility, and diversion or general motivation.

F. Services rendered by a provider with the same legal residence as a Covered Person or who is a member of a Covered Person's family, including spouse, brother, sister, parent or child.

G. Health services rendered after the date individual Coverage under the Policy terminates, including health services for medical conditions arising prior to the date individual Coverage under the Policy terminates.

H. Health services for which the Covered Person has no legal obligation to pay or for which a charge would not ordinarily be made in the absence of coverage under the Plan.

I. Health services for which other coverage is required by federal, state or local law to be purchased or provided through other arrangements, including but not limited to coverage required by workers' compensation, no-fault automobile insurance, or similar legislation. If coverage under workers' compensation or similar legislation is optional for You because You could elect it, or could have it elected for You, Benefits will not be paid for any Injury, Sickness or [Mental Illness] [mental illness] that would have been covered under workers' compensation or similar legislation had that coverage been elected.






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J.   Health Services and associated  expenses for Experimental,  Investigational or Unproven Services, treatments, devices and pharmacological regimens. The fact that an Experimental, Investigational or Unproven Service, treatment, device or pharmacological regimen is the only available treatment for a particular condition will not result in Coverage if the procedure is considered to be Experimental, Investigational or Unproven in the treatment of that particular condition.

K. Charges for sickness or accidental injury incurred in connection with war or any act of war. War means declared or undeclared war and includes resistance to armed aggression.

L. Charges in connection with injury arising out of any work for wage or profit whether or not with The Coca-Cola Company, any worker's compensation law, occupational disease law or similar law, or maritime doctrine of maintenance, wages and cure.

M. Benefit for any charges provided by any law or governmental plan under which the patient is or could be covered. This does not apply to a State plan under Medicaid or to any law or plan when, by law, its benefits are excess to those of any private insurance program or other non-governmental program.

N.   Charges above the reasonable and customary fee.

O. Charges that are covered under the base plan, without regards to the rules of Coordination of Benefits. The base plan means any plan offered by The Coca-Cola Company under which the covered person is eligible for coverage.

P.   Charges for transportation other than local ambulance service.

Q.   Charges for the purchase of or alteration of a motor vehicle.

R.   Charges  for  capital   improvement  of  property  such  as  the  purchase,
     installation or construction of any device, equipment or facility.

S.   The cost of any insurance coverage.







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